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STANDSTILL AGREEMENT

    This Standstill Agreement (the "Agreement") is made as of October 1, 1999 by and between Rosetta Inpharmatics, Inc., a Delaware corporation (the "Company"), and Hewlett-Packard Company, a Delaware corporation ("Purchaser").

RECITALS

    The Company and Purchaser are parties to (i) that certain Gene Expression Collaboration Agreement dated as of October 1, 1999 (the "Collaboration Agreement") and (ii) that certain Series D Preferred Stock Purchase Agreement dated as of October 1, 1999 pursuant to which the Company shall issue and sell shares of its Series D Preferred Stock to Purchaser. In connection with the issuance and sale of such stock, Purchaser desires to make certain covenants to the Company so as to provide limits on Purchaser's ownership of capital stock of the Company.

    In consideration of the foregoing and the mutual promises contained in this Agreement, the parties agree as follows:

AGREEMENT

    1.  Definitions

    For the purposes of this Agreement, the following words and phrases shall have the following meanings:

      (a) "Actual Voting Power" means, as of the date of determination, the total number of votes attaching to the outstanding securities entitled to vote for the election of directors of the Company.

      (b) "Affiliate" of an entity means, for so long as one of the following relationships is maintained, any corporation or other business entity controlled by, controlling, or under common or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of such entity (if a corporation), or more than a fifty percent (50%) interest in the decision-making authority of such entity (if unincorporated).

      (c) "Investor Group" means Purchaser and its Affiliates.

      (d) "13D Group" means any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned sufficient securities to require such a filing under the Exchange Act.

      (e) "Threshold Percentage" means 19.99 percent. The Threshold Percentage shall be subject to adjustment as provided below in Section 4(c).

      (f)  "Total Voting Power" means, as of the date of determination, the total number of votes which may be cast in the election of directors of the Company at any meeting of stockholders of the Company if all Voting Securities then outstanding are present and voted to the fullest extent possible at such meeting, assuming the conversion, exchange or exercise of all then outstanding convertible securities, options, warrants or other rights which are convertible into or exchangeable or exercisable for securities entitled to vote for the election of directors.

      (g) "Voting Security" means, as of the date of determination, the Common Stock of the Company, any other security generally entitled to vote for the election of directors and any outstanding convertible securities, options, warrants or other rights which are convertible into or exchangeable or exercisable for securities entitled to vote for the election of directors.

    2.  Standstill Obligations

      (a) Limitation.  At any time during the term of this Agreement and prior to the termination of this Agreement in accordance with Section 4(a) hereof, except with the prior written consent of the Company's Board of Directors (excluding the vote of any director representing, employed by or otherwise affiliated with any member of the Investor Group), no member of the Investor Group shall, directly or indirectly, (i) acquire any Voting Securities (except by way of (A) stock splits, stock dividends or other distributions or offerings made available to holders of Voting Securities generally, or (B) stock options, warrants or other rights to purchase Voting Securities approved by the Board of Directors of the Company (excluding the vote of any director representing, employed by or otherwise affiliated with any member of the Investor Group)) or (ii) (other than in connection with an actual sale of such securities) exercise any stock options, warrants or other rights to purchase Voting Securities approved by the Board of Directors of the Company if the effect of such acquisition or exercise would be to increase the percentage interest of the Investor Group in the Actual Voting Power to more than the Threshold Percentage.

      (b) Recapitalizations, Etc.  Notwithstanding Section 2(a), no member of the Investor Group shall be obligated to dispose of any Voting Securities if the aggregate percentage ownership of the Investor Group is increased as a result of (i) a recapitalization of the Company, (ii) a repurchase of Voting Securities by the Company, (iii) any other action taken by the Company or its Affiliates other than the Investor Group.

      (c) Participation.  Except with the prior written consent of the Company's Board of Directors, the Investor Group will not (i) solicit proxies in respect of any Voting Securities, (ii) become a "participant" or "participant in a solicitation", as those terms are defined in Rule 14a-11 under the Exchange Act, in opposition to a solicitation by the Company, (iii) form or join any group for the purpose of voting, purchasing or disposing of Voting Securities, or (iv) deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect, except as contemplated by this Agreement; provided, however, that the Investor Group shall not be deemed to be a "participant" or to have become engaged in a solicitation hereunder solely by reason of (I) the membership of an individual representing, employed by or otherwise affiliated with any member of the Investor Group on the Board of Directors, (II) the voting of the Investor Group's Voting Securities in any election of such representative of the Investor Group to the Board of Directors, or (III) the Company's solicitation of proxies in connection with any annual meeting of the stockholders of the Company.

    3.  Exception for Certain Third-Party Acquisitions.

      (a) Exception to Standstill Obligation.  Notwithstanding Section 2(a), the Investor Group may acquire Voting Securities without regard to the limitations set forth above but in accordance with Section 3(b) if any of the following events shall occur:

        (i)  Tender or Exchange Offer.  If a bona fide tender or exchange offer is made by any person or 13D Group (other than an Affiliate of, or any person acting in concert with, any member of the Investor Group) to acquire Voting Securities which, if added to the Voting Securities (if any) already owned by such person or 13D Group, would represent ownership of Voting Securities greater than the Threshold Percentage of the Total Voting Power;

        (ii) Sale or Issuance.  If the Company directly sells or otherwise issues to a person or 13D Group Voting Securities which, if added to the Voting Securities (if any) already owned by such person or 13D Group, would represent ownership of Voting Securities greater than the Threshold Percentage of the Total Voting Power; or

        (iii) Other Transactions.  If it is publicly disclosed or Purchaser otherwise learns that Voting Securities representing more than the Threshold Percentage of the Total Voting Power have been acquired or are proposed (in a public announcement or filing) to be acquired by any person or 13D Group (other than an Affiliate of, or any person acting in concert with, any member of the Investor Group).

      (b) Competing Offers.  If any event identified in Section 3(a) occurs, except an event identified in Section 3(a)(ii), the Investor Group shall be permitted to take such action and make such offers as may be considered to be of the same nature and type of action or offer and directed to the same person or persons and for the same resulting number of shares as that which is being taken by such person or 13D Group; provided that the Investor Group may only acquire that number of shares which when added to the number of shares already owned by the Investor Group shall not exceed the number of shares acquired or to be acquired (assuming any offers to purchase have been consummated) by such person or 13D Group. In proceeding with any action or offer permitted under this Section 3(b), the Investor Group shall be permitted to offer more favorable terms such as price, cash versus securities or other such terms as may be consistent with an offer of the same nature and type of consideration as that which is being proposed by such person or 13D Group.

      For example (but without limitation):

        (i)  Tender Offer.  If a person or 13D Group makes a bona fide public tender offer for all of the Company's outstanding shares, the Investor Group may similarly tender for all of the outstanding shares of the Company.

        (ii) Other Transaction.  If any person or 13D Group holding less than the Threshold Percentage of the Total Voting Power acquires in the open market shares equal to a specified percentage of the Total Voting Power in excess of the Threshold Percentage, e.g., forty percent (40%), the Investor Group may acquire in the open market an additional number of shares that would, if accepted, increase its percentage of the Total Voting Power to be equal to the specified percentage, e.g., an aggregate of forty percent (40%) of the Total Voting Power.

      (c) Right to Purchase.  If an event set forth in Section 3(a)(ii) occurs and as a result any person or 13D Group acquires newly issued Voting Securities directly from the Company which, if added to the Voting Securities (if any) already owned by such person or 13D Group, represents an amount that exceeds the Threshold Percentage of the Total Voting Power, the Investor Group shall have the right to purchase from the Company that number of shares of Voting Securities equal to the difference between (i) the number of shares of Voting Securities held by such person or 13D Group and (ii) the number of shares of Voting Securities equal to the Threshold Percentage of the Total Voting Power, on the same terms and conditions, and subject to the same rights and obligations, as such person or 13D Group acquired such Voting Securities.

    4.  Miscellaneous

      (a) Term.  Except as otherwise expressly provided herein, the respective covenants and agreements of the Parties contained in this Agreement will continue in full force and effect until the earlier of (i) ten years from the date hereof; (ii) six months (the "Six Month Window") following a termination of the Collaboration Agreement (as defined in the Purchase Agreement) pursuant to clause (i) of Section 10.2 of the Collaboration Agreement which termination is the result of a material breach of the exclusive or co-exclusive licensing or business relationships set forth in the Collaboration Agreement by the Company resulting from the Company having entered, directly or indirectly, into any agreement, understanding or arrangement (or commitment with respect thereto) with a Third Party (as defined in the Collaboration Agreement) regarding the design, development, manufacture, commercialization or use (except with respect to the use by an end-user) of a Collaboration Product (as defined in the Collaboration Agreement); provided, however, that Purchaser shall not have also breached such exclusivity and/or co-exclusivity provisions (collectively, a "For Cause Termination"); and (iii) the two year anniversary of the closing of the IPO (as defined below). Notwithstanding the foregoing, in the event of a For Cause Termination, if during the Six Month Window the Company directly issues and sells Voting Securities to a person or 13D Group in an amount exceeding the Threshold Percentage of Total Voting Power, this Agreement shall terminate immediately following such issuance and sale.

      For the purposes of this Agreement, "IPO" shall mean the sale of the Company's securities pursuant to a registration statement on Form S-1 filed by the Company under the Securities Act of 1933, as amended, in connection with the initial firm commitment underwritten offering of its securities to the general public (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction).

      (b) Equitable Relief.  The Parties acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they may be entitled in law or in equity.

      (c) Waiver.  The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

      (d) Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 4(d) shall be binding upon the parties and their respective successors and assigns.

      (e) Assignment.  This Agreement may not be assigned by either party without the prior written consent of the other, except that either party may assign this Agreement to a party which acquires all or substantially all of its assets, whether by merger, sale of assets or otherwise. A merger or consolidation shall be deemed to constitute an assignment. Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. If the Purchaser shall, on or about November 1, 1999, transfer certain assets and personnel dealing with the subject matter of the Collaboration Agreement (as defined in the Purchase Agreement) to Agilent Technologies, Inc. ("Agilent"), this Agreement shall on such date be automatically transferred to and be binding upon Agilent.

      (f)  Governing Law; Jurisdiction.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of King County, Washington.

      (g) Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

      (h) Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      (i)  Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

    If to the Company:

    Rosetta Inpharmatics, Inc.
    12040 115th Avenue NE
    Suite 210
    Kirkland, WA 98034
    Attn: Chief Operating Officer
    Facsimile Number: (425) 820-5757

    with a copy to:

    William W. Ericson
    Venture Law Group
    4750 Carillon Point
    Kirkland, WA 98033
    Facsimile: (425) 739-8750

    If to the Purchaser:

    Hewlett-Packard Company
    3500 Deer Creek Road
    Palo Alto, CA 94304
    Attn: General Manager, Bioscience Products Group
    Facsimile: (650) 852-2975

      (j)  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

      (k) Attorney's Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      (l)  Entire Agreement.  This Agreement is the product of both of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

    [Signature page follows.]

    The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

COMPANY:
ROSETTA INPHARMATICS, INC.
By:
Name:
Title:
Address: 12040 115th Avenue NE Suite 210 Kirkland, WA 98034
Facsimile Number: (425) 820-5757
PURCHASER:
HEWLETT-PACKARD COMPANY
By:
Name:
Title:
Address: 3500 Deer Creek Road Palo Alto, CA 94304
Facsimile Number: (650) 852-2975

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STANDSTILL AGREEMENT
RECITALS
AGREEMENT